Exhibit 99.1

News Release

AGL Resources Announces Sale Agreement for AGL Networks Telecommunications Business

ATLANTA, Ga. – March 24, 2010 – AGL Resources (NYSE: AGL) today announced today it has reached a definitive agreement to sell its AGL Networks dark-fiber telecommunications business to Colorado-based Zayo Group, LLC.

AGL Networks, LLC, headquartered in Atlanta, Georgia, constructs, owns and operates fiber optic networks that provide connectivity and related dark-fiber services to customers primarily in the Atlanta, Phoenix and Charlotte markets.  The company owns and operates a network of more than 795 route miles and 182,000 fiber miles.

“The sale of AGL Networks to Zayo will enable us to monetize our investment in a non-core business and is consistent with our commitment to shareholders to optimize the value of these assets at the appropriate time,” said Steve Cave, AGL Resources’ vice president of finance.  “We intend to use the proceeds from the sale for debt reduction and to fund strategic growth opportunities, particularly targeting capital deployment in our regulated natural gas business.”

The transaction is expected to close by the end of second quarter 2010, subject to regulatory approvals and customary closing conditions.  The financial terms of the transaction were not disclosed.  AGL Resources continues to expect fiscal year 2010 earnings to be within its previously provided earnings guidance range of $2.95 to $3.05 per diluted share.

SunTrust Robinson Humphrey, Inc. served as the financial advisor to AGL Resources for the transaction.

About Zayo Group
Based in Louisville, Colorado, Zayo Group (www.zayo.com) is a provider of telecommunications and internet infrastructure services including bandwidth infrastructure and network neutral collocation.  Zayo provides bandwidth infrastructure services over its regional, metro fiber and fiber-to-the-tower networks that span 141 markets and 23 states.

About AGL Resources
AGL Resources (NYSE: AGL), an Atlanta-based energy services company, serves approximately 2.3 million customers in six states.  The company also owns Houston-based Sequent Energy Management, an asset manager serving natural gas wholesale customers throughout North America.  As an 85-percent owner in the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand.  The company also owns and operates Jefferson Island Storage & Hub, a high-deliverability natural gas storage facility near the Henry Hub in Louisiana.  For more information, visit www.aglresources.com.

Forward-Looking Statements

Certain expectations and projections regarding our future performance referenced in this press release, in other reports or statements we file with the SEC or otherwise release to the public, and on our website, are forward-looking statements.  Senior officers and other employees may also make verbal statements to analysts, investors, regulators, the media and others that are forward-looking.  Forward-looking statements involve matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services.  Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions.  Forward-looking statements contained in this press release include, without limitation, the information with respect to the expected closing date of the announced sale of AGL Networks, LLC, our expectations to optimize the value of the subject assets and our expectations for 2010 fiscal year earnings.  Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. While we believe our expectations are reasonable in view of the currently available information, our expectations are subject to future events, risks and uncertainties, and there are several factors - many beyond our control - that could cause results to differ significantly from our expectations.

Such events, risks and uncertainties include, but are not limited to, the impact of changes in state and federal legislation and regulation including changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; the impact of acquisitions and divestitures; direct or indirect effects on our business, financial condition or liquidity resulting from a change in our credit ratings or the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including recent disruptions in the capital markets and lending environment and the current economic downturn; general economic conditions; acts of war or terrorism; and other factors which are provided in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. Forward-looking statements are only as of the date they are made, and we do not undertake to update these statements to reflect subsequent changes.